Exhibit 99.1

Reliant Bancorp, Inc. Increases Cash Dividend to $0.09 Per Share

BRENTWOOD, Tenn.--(BUSINESS WIRE)--December 18, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that its Board of Directors declared a cash dividend of $0.09 per share. The new dividend represents a 12.5% increase from the $0.08 per share paid in the third quarter of 2018 and a 50% increase from the cash dividend paid in the fourth quarter of 2017. The $0.09 per share cash dividend is payable on January 18, 2019, to shareholders of record as of the close of business on January 8, 2019.

“This quarter’s 12.5% increase in the cash dividend highlights Reliant’s solid performance and strong balance sheet,” stated DeVan D. Ard, Jr., Chairman, President and Chief Executive Officer. “This dividend represents a 50% increase in our cash dividend per share compared with the same quarterly dividend paid last year. We believe that our growth in the cash dividend demonstrates our Board of Director’s commitment to building long-term shareholder value through this program.”

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2018, Reliant Bancorp, Inc. had approximately $1.7 billion in total consolidated assets, approximately $1.2 billion in loans, and approximately $1.4 billion in deposits. For additional information, please visit our website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Reliant Bancorp’s future financial and operating results and Reliant Bancorp’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) the effect of interest rate increases on the cost of deposits; (2) unanticipated weakness in loan demand or loan pricing; (3) greater than anticipated adverse conditions in the national or local economies in which we operate, including Middle Tennessee; (4) lack of strategic growth opportunities or our failure to execute on those opportunities; (5) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (6) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (7) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Reliant Bancorp’s results, including as a result of compression to net interest margin; (8) our ability to effectively manage problem credits; (9) our ability to successfully implement efficiency initiatives on time and in amounts projected; (10) our ability to successfully develop and market new products and technology; (11) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches; and (12) changes in laws or regulations. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615.221.2020
Chairman, President and Chief Executive Officer